UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2005

Norcraft Holdings, L.P.

(Exact name of registrants as specified in their charters)

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
Delaware	333-119696	75-3132727

3020 Denmark Avenue, Suite 100

Eagan, MN 55121

(Address of Principal Executive Offices, Zip Code)

Registrants’ telephone number, including area code (800) 297-0661

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

SIGNATURES

ITEM 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On August 13, 2005, the Audit Committee of the Board of Managers of Norcraft Holdings, L.P. ( “Holdings”), following discussion with Holdings’ management, concluded that the financial statements included in Holdings’ Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, Holdings’ Annual Report on Form 10-K for the year ended December 31, 2004 and the subsequent Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 should no longer be relied upon because of the need to restate the financial statements set forth therein as a result of an error. Accordingly, Holdings intends to file restated financial statements in an amendment to Holdings’ Form 10-Q for the quarter ended September 30, 2004, an amendment to Holdings’ Form 10-K for the year ended December 31, 2004 and an amendment to Holdings’ Form 10-Q for the quarter ended March 31, 2005 as soon as practicable. The effect of the restatement will be to reclassify from partners’ capital to mezzanine equity certain limited partnership units, and to increase the carrying value of those units. Holdings has discussed the error giving rise to these restatements with its independent registered public accounting firm.

The restatement is a result of an error in the accounting for certain of Holdings’ limited partnership units held by management and previously classified as permanent equity. The limited partnership agreement of Holdings provides that certain employee equity holders may request that Holdings repurchase their limited partnership units upon their death or disability. Following such a request, Holdings must use commercially reasonable efforts to repurchase such units, at their current fair value, in a form advisable given the financial condition of Holdings and its subsidiaries, and subject to limitations on the repurchase of equity contained in the senior credit facility of Norcraft Companies, L.P. (“Norcraft”), the indirect wholly-owned subsidiary of Holdings, the indenture governing Holdings’ outstanding senior discount notes, and the indenture governing Norcraft’s outstanding senior subordinated notes. Holdings has determined that the partnership units subject to this put request are contingently redeemable shares and should therefore be classified as temporary, or “mezzanine,” equity. Further, to the extent that there is an increase in the fair value of these partnership units, Holdings will record a corresponding increase in the carrying value of these mezzanine partnership units and a reduction in partners’ capital. The restatement will result in an adjustment of Holdings’ balance sheet.

Although Holdings has not yet been required to assess and report on the effectiveness of its internal control over financial reporting, it has concluded that it did not maintain effective internal control over financial reporting related to the accounting for contingently redeemable units. Specifically, Holdings did not maintain effective internal controls over financial reporting to ensure that members’ equity was accurately presented for unique transactions and situations or that the related redeemable units were appropriately reviewed to ensure compliance with generally accepted accounting principles. Management intends to remediate this material weakness in internal control over financial reporting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 18, 2005	By:	/s/ Mark Buller
Mark Buller
Chief Executive Officer